Exhibit 10.4

FIRST OMNIBUS AMENDMENT, JOINDER AND REAFFIRMATION AGREEMENT

THIS FIRST OMNIBUS AMENDMENT, JOINDER AND REAFFIRMATION AGREEMENT (this “Agreement”), dated as of August 27, 2018, is by and among Staffing 360 Solutions, Inc. (the “Company”), Faro Recruitment America, Inc. (“Faro”), Monroe Staffing Services, LLC (“Monroe”),   Staffing 360 Georgia, LLC, a Georgia limited liability company (“S360 Georgia”), and Lighthouse Placement Services, Inc. (“Lighthouse” and together with each of Faro, Monroe, S360 Georgia, collectively, the “Original Subsidiary Guarantors”), Key Resources, Inc., a North Carolina corporation (the “New Subsidiary Guarantor”; together with the Company and the Original Subsidiary Guarantors referred to herein collectively as the “Obligors”), and Jackson Investment Group, LLC (the “Purchaser”).

WHEREAS, the Company, the Original Subsidiary Guarantors and the Purchaser are parties to that certain Note and Warrant Purchase Agreement, dated as of September 15, 2017 (the “Original Purchase Agreement”; as amended by this Agreement and as the same may hereafter further be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement), pursuant to which the Company issued (i) that certain 12% Senior Secured Promissory Note, dated September 15, 2017, in the principal amount of $40,000,000 (as amended, restated, supplemented or otherwise modified from time to time, the “Original Senior Note”) to the Purchaser in exchange for the purchase price therefore;

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company desires to issue a new 12% Senior Secured Promissory Note dated the date hereof in the principal amount of $8,427,794 (as amended, supplemented, restated or otherwise modified from time to time, the “New Senior Note”) pursuant to the terms of the Purchase Agreement, and for which $8,108,794 of the purchase price proceeds thereof will be used by the Company to pay the purchase price due to seller under the Key Resources Acquisition Agreement (as defined below);

WHEREAS, the obligations of the Company and the other Obligors under the New Senior Note, the Original Senior Note and the Purchase Agreement are and shall be secured by (i) that certain Amended and Restated Security Agreement, dated as of September 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Obligors and the Purchaser, (ii) that certain Amended and Restated Pledge Agreement, dated as of September 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), and (iii) each other Security Document; and

WHEREAS, the parties desire to enter into this Agreement to, among other things, (i) evidence Purchaser’s consent to the Key Resources Acquisition, (ii) join the New Subsidiary Guarantor as (A) a new “Subsidiary Guarantor” and “Obligor” under the Purchase Agreement, including, without limitation, under the guaranty provided for in Article 4 thereof, (B) a new “Pledgor” and “Pledged Entity” under the Pledge Agreement, and (C) as a new “Subsidiary Guarantor” and “Debtor” under the Security Agreement, (iii) provide that the obligations of the Company in respect of the New Senior Note, together with the Original Senior Note and all other “Obligations” as such term is defined in the Purchase Agreement, are and at all times hereafter shall continue to be guaranteed by the Subsidiary Guarantors pursuant to Article 4 of the Purchase Agreement and secured by the liens and security interests granted by the Obligors pursuant to the Security Agreement and the Pledge Agreement, as amended hereby, and (iv) amend certain provisions of the Purchase Agreement, the Security Agreement and the Pledge Agreement, in each case as provided below in this Agreement.

NOW THEREFORE, in order to induce the Purchaser to purchase the New Senior Note and make available to the Borrower the proceeds thereof in accordance with the terms thereof and of the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Purchaser Consent to Key Resources Acquisition and Seller Debt.  Subject to the terms and conditions hereof, including, without limitation, satisfaction (or waived in writing by Purchaser in its sole discretion) of each of the conditions set forth in Section 6 below, the Purchaser hereby consents to the Key Resources Acquisition (as defined below) and Key Resources Seller Debt (as defined below).  Pursuant to this limited consent, the Key Resources Acquisition shall be deemed to be “Permitted Acquisition” under the Purchase Agreement and the Key Resources Seller Debt shall be deemed to be “Subordinated Debt” under the Purchase Agreement.

2.Joinder.  Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof:

(a)New Subsidiary Guarantor hereby joins in, assumes, adopts and becomes party to (i) the Purchase Agreement as an additional “Subsidiary Guarantor” and “Obligor” thereunder, including without limitation, the guaranty provided for in Article 4 of the Purchase Agreement, (ii) the Pledge Agreement as an additional “Pledgor” and “Pledged Entity” thereunder, and (iii) the Security Agreement as an additional “Subsidiary Guarantor” and “Debtor” thereunder.  All references to “Subsidiary Guarantors” or “Obligors” contained in the Note Documents are hereby deemed for all purposes to also refer to and include New Subsidiary Guarantor, and New Subsidiary Guarantor hereby agrees to comply with all of the terms and conditions of the Note Documents as if New Subsidiary Guarantor was an original signatory thereto.

(b)Without limiting the generality of the provisions of subparagraph (a) above, New Subsidiary Guarantor is hereby jointly and severally liable, along with all other Obligors, for all existing and future Obligations pursuant to the guaranty set forth in Article 4 of the Purchase Agreement.

3.Amendments to the Purchase Agreement.

A.Section 1.1 if hereby amended by amending and restating the following defined terms in their entity with the applicable definitions set forth below:

“Closing” means, collectively or individually, as context may require, the Original Closing and the Second Closing.

“Closing Date” means, collectively or individually, as context may require, the Original Closing Date and the Second Closing Date.

“Existing Warrant Agreement” shall mean that certain Warrant Agreement, dated January 26, 2017, by and between the Purchaser and the Company, as amended and restated by that certain Amended and Restated Warrant Agreement dated as of April 25, 2018, and as further amended, restated, supplemented or modified from time to time.

“MidCap Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, among the Purchaser, the MidCap Senior Agent, the Company and the Domestic Guarantors party thereto, as amended by that certain First Amendment to Intercreditor Agreement dated as of the Second Closing Date, and as further amended, restated, supplemented or otherwise modified from time to time.

“Obligations” shall mean all present and future debt, liabilities and obligations of the Company owing to the Purchaser, or any Person entitled to indemnification hereunder, or any of their respective successors, permitted transferees or permitted assigns, arising under or in connection with this Agreement, the Senior Notes or any other Note Document.

“Pay Proceeds Letter” means (i) in respect of the Original Senior Note, that certain Pay Proceeds Letter, dated the Original Closing Date, executed by the Company and addressed to the Purchaser, and (ii) in respect of the New Senior Note, the Second Pay Proceeds Letter.

“Senior Note” means, collectively or individually, as the context may require, the Original Senior Note and the New Senior Note.

“Transaction Documents” means collectively, this Agreement, the Original Senior Note, the New Senior Note, the Security Documents, the Warrant Documents, the MidCap Intercreditor Agreement, the Pay Proceeds Letter, together with any other guaranty now or hereafter executed by any Obligor in favor of the Purchaser, and all consents, notices, documents, certificates and instruments heretofore, now or hereafter executed by or on behalf of any Obligor, and delivered to the Purchaser in connection with this Agreement, the Security Documents, the Warrant or the transactions contemplated thereby, each as amended, restated, supplemented or otherwise modified from time to time.

B.Section 1.1 of the Purchase Agreement is hereby further amended by adding the following new definitions in appropriate alphabetical order:

“First Omnibus Agreement” means that certain First Omnibus Amendment, Joinder and Reaffirmation Agreement, dated as of the Second Closing Date, by and among the Obligors and the Purchaser as may be amended, restated, supplemented or otherwise modified from time to time.

“Key Resources” means Key Resources, Inc., a North Carolina corporation.

“Key Resources Acquisition” means the acquisition by Monroe of all of the outstanding capital stock of Key Resources, pursuant to the Key Resources Acquisition Agreement, whereupon Key Resources will become a wholly-owned Subsidiary of Monroe.

“Key Resources Acquisition Agreement” means that certain Share Purchase Agreement dated on or about the Second Closing Date, among Key Seller, the Company and Monroe, together with all schedules, annexes and exhibits thereto, pursuant to which Monroe is acquiring from Seller all of the outstanding shares of Target.

“Key Resources Acquisition Documents” means, collectively, the Key Resources Acquisition Agreement and all other agreements, documents and instruments executed and delivered by the Company and/or Monroe  to the Key Seller  in connection with the Key Resources Acquisition.

“Key Resources Seller Debt” means, collectively, (i) the $2,027,198 payment (subject to adjustment as set forth in Section 1.04 of the Key Resources Acquisition Agreement) payable to Key Seller on the first anniversary of the Key Resources Acquisition Agreement and (ii) the $2,027,198 payment (subject to adjustment as set forth in Section 1.04 of the Key Resources Acquisition Agreement) payable to Key Seller on the second anniversary of Key Resources Acquisition Agreement, in each case subject to the terms and conditions of the Key Resources Acquisition Agreement as in effect on the Second Closing Date.

“Key Seller” means Pamela D. Whitaker.

“Monroe” has the meaning as set forth in the first recitals to this Agreement.

“New Senior Note” shall mean that certain 12% Senior Secured Promissory Note, dated the Second Closing Date, in the principal amount of Eight Million Four Hundred Twenty-Seven Thousand Seven Hundred Ninety-Four Dollars ($8,427,794) issued by the Company to the Purchaser on the Second Closing Date pursuant to Section 2.1(b), and each other senior promissory note now or hereafter delivered to the Purchaser in substitution, replacement or exchange thereof, in each case as amended, restated, supplemented or modified from time to time pursuant to the provisions of this Agreement.

“Original Senior Note” has the meaning assigned to such term in the First Omnibus Agreement.

“Second Closing” shall mean the closing of the purchase and sale of the New Senior Note, and the payment of the Second Purchase Price therefor, as contemplated by this Agreement and the other Transaction Documents.

“Second Closing Date” shall mean the date upon which all conditions in Section 6 of the First Omnibus Agreement have been satisfied (or waived in writing by Purchaser in its sole discretion) and the Second Closing has occurred.

“Second Pay Proceeds Letter” means that certain Second Pay Proceeds Letter, dated the Second Closing Date, executed by the Company and addressed to the Purchaser

C.Section 2.1 of the Purchase Agreement is hereby amended by adding a new subsection (b) immediately at the end thereof to read in its entirety as follows:

“(b) Purchase and Sale of New Senior Note.  The Company hereby agrees to sell to the Purchaser and, subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of the Company contained herein, Purchaser agrees to purchase from the Company the New Senior Note for an aggregate total purchase price of Eight Million Four Hundred Twenty-Seven Thousand Seven Hundred Ninety-Four Dollars ($8,427,794) (the “Second Purchase Price”), subject to the conditions as provided below in this Section and to the satisfaction of each of the conditions precedent set forth in Section 6 of the First Omnibus Agreement, to be paid in a single advance in the amount of the Second Purchase Price (the “Second Advance”) on the Second Closing Date, as provided in the immediately succeeding sentence.  Upon satisfaction of all conditions to the Second Closing set forth in Section 6 of the First Omnibus Agreement, at the Second Closing the Purchaser shall pay the Second Advance to the Company by wire transfer pursuant to the instructions of the Company as set forth in the Second Pay Proceeds Letter; provided that $319,000 of the Second Advance shall be retained by the Purchaser and applied by the Purchaser to (i) the payment of a non-refundable commitment fee in the amount of $280,000 which is due and payable by the Company to the Purchaser in connection with the making of the Second Advance and which is fully earned by the Purchaser on the Second Closing Date, and (ii) reimbursement of out-of-pocket fees and expenses (including reasonable attorney fees’) incurred by the Purchaser in connection with the Second Advance and related transactions.  The Company acknowledges that the payment amounts described in the immediately preceding proviso shall be fully earned and non-refundable when paid on the Second Closing.  For the avoidance of doubt, if the conditions precedent set forth in Section 6 of the First Omnibus Agreement are not satisfied (or waived in writing by Purchaser in its sole discretion), then Purchaser shall be under no obligation to purchase the New Senior Note and pay the Second Purchase Price and, in such case, Purchaser shall return to the Company the New Senior Note, which shall not be considered issued and outstanding unless and until the Second Closing has occurred (as evidenced by payment of the Second Advance to the Company as provided above in this Section 2.1(b) on the Second Closing Date).

D.For the avoidance of doubt, the parties hereto acknowledge and agree that (i) the prepayment incentive provisions in Section 2.3(c) of the Purchase Agreement shall apply in the case of optional prepayments of either the Original Senior Note or the New Senior Note and (ii) to qualify for any prepayment incentive provided for in Section 2.3(c) of the Purchase Agreement, such prepayment must be made in cash and the Company must identify which Senior Note is the subject of such prepayment, and such prepayment must satisfy all of the other required terms and conditions set forth in Section 2.3(c) to qualify for any such incentive discount.

E.Section 7.14 of the Purchase Agreement is amended to include the New Commitment Fee Shares (as defined below), such that all references in said Section to the Commitment Fee Shares shall be deemed to refer to both the Commitment Fee Shares as defined in the Original Purchase Agreement and the New Commitment Fee Shares.

4.Amendments to Security Documents.

A.The Security Agreement is hereby amended as follows: (a) the term “Secured Obligations” as defined in the Security Agreement shall be deemed to include, without limitation, the following additional obligations (i) all obligations, covenants, agreements and liabilities, of the Company and the other Obligors (including, without limitation, the New Subsidiary Guarantor) under the Transaction Documents (including, without limitation, the New Senior Note), and (ii) the obligation of the Company to pay all amounts when due under the New Senior Note and the other Transactions Documents including, without limitation, all principal, accrued interest, fees and other amounts, (b) all references in the Security Agreement to the “Note” shall be deemed to refer to both the Original Note and the New Senior Note and (c) all references in the Security Agreement to the “Note Documents” shall be deemed to refer to the Transaction Documents as defined in the Purchase Agreement as amended hereby.

B.The Pledge Agreement is hereby amended as follows: (a) the term “Secured Obligations” as defined in the Pledge Agreement shall be deemed to include, without limitation, the following additional obligations (i) all obligations, covenants, agreements and liabilities, of the Company and the other Obligors (including, without limitation, the New Subsidiary Guarantor) under the Transaction Documents (including, without limitation, the New Senior Note and (ii) the obligation of the Company to pay all amounts when due under the New Senior Note and the other Transactions Documents including, without limitation, all principal, accrued interest, fees and other amounts, (b) all references in the Pledge Agreement to the “Note” shall be deemed to also refer to the both the Original Senior Note and the New Senior Note and (c) all references in the Pledge Agreement to the “Note Documents” shall be deemed to refer to the Transaction Documents as defined in the Purchase Agreement as amended hereby.

C.The Pledge Agreement is further amended by adding the additional Pledged Interests identified on Schedule 1 attached hereto and made a part hereof to Schedule I to the Pledge Agreement.

5.Reaffirmation. Each of the Original Obligors hereby reaffirms (a) all of its obligations under the Transaction Documents, and agrees that this Agreement (including, without limitation, the joinder in Section 2 hereof) and all documents, agreements and instruments executed in connection herewith do not operate to reduce or discharge any Obligor’s obligations under the Transaction Documents, and (b) the continuing security interests in its respective assets granted in favor of the Purchaser pursuant to the Security Documents.  Each of the Obligors hereby (i) acknowledges and consents to the joinder provided for in Section 2 hereof, and the execution, delivery and performance of this Agreement, the New Senior Note and the Intercreditor Amendment (as defined below), (ii) acknowledges and agrees that its guarantee of the Obligations includes, without limitation, all principal, interest, fees and other amounts now or hereafter due by the Company under the New Senior Note and the other Transaction Documents, (iii) ratifies all the provisions of, and reaffirms its obligations under, the guarantee set forth in Article 4 of the Purchase Agreement and each other Transaction Document to which it is a party and confirms that all provisions of each such document are and shall remain in full force and effect in accordance with its terms, and (iv) reaffirms the continuing security interests in its assets granted in favor of the Purchaser pursuant to the Security Documents.

6.Conditions Precedent: This Agreement shall not become effective until and the obligations of the Purchaser to purchase the New Senior Note and pay the Second Purchase Price therefore are subject to satisfaction (or waiver by the Purchaser in its sole discretion, which such waiver must be in writing signed by Purchaser and specifically reference this Section 6) of each of the following conditions:

A.No Injunction, etc.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened (in writing) or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the New Senior Note or the consummation of the Key Resources Acquisition contemplated hereby or thereby, or which, in Purchaser’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement, the New Senior Note or the Key Resources Acquisition.

B.Documentation.  The Purchaser shall have received, on or prior to the Second Closing Date, the following, each in form and substance satisfactory to the Purchaser and its counsel:

(i)counterparts of this Agreement duly executed by each Obligor (including the New Subsidiary Guarantor);

(ii)the New Senior Note in the principal amount of Eight Million Four Hundred Twenty-Seven Thousand Seven Hundred Ninety-Four Dollars ($8,427,794) duly executed and issued by the Company to the Purchaser;

(iii)the Second Pay Proceeds Letter, dated the date hereof (the “Second Pay Proceeds Letter”) duly executed by the Company, directing application of the proceeds of the funded Second Purchase Price;

(iv)a counterpart of the Amendment No. 1 to the Existing Warrant Agreement, duly executed by the Company; and

(v)a counterpart of a Collateral Assignment of Acquisition Documents, duly executed by the Company and Monroe.

C.Issuance of New Commitment Fee Shares.  The Company shall have instructed its stock transfer agent to reflect the issuance of the New Commitment Fee Shares (defined below) to the Purchaser on the Second Closing Date and to deliver a share certificate to the Purchaser as required pursuant to Section 10 of this Agreement, and the Purchaser shall have received copies of said instructions, in form and substance reasonably satisfactory to it;

D.MidCap Approval.

(i)Purchaser and MidCap Funding X Trust shall have entered into that certain First Amendment to Intercreditor Agreement, in a form and substance satisfactory to the Purchaser in its sole discretion.

(ii)Purchaser shall have entered into that certain Amendment No. 10 and Joinder Agreement to Credit and Security Agreement, among the Company the other Obligors party thereto and MidCap Funding X Trust, in a form and substance substantially as the form furnished to the Purchaser prior to the Closing Date.

E.No Material Adverse Effect.  No Material Adverse Effect has occurred since December 31, 2017.

F.No Default, Etc.  No Default or Event of Default shall exist.

G.Representations Accurate.  All representations and warranties made by the Obligors contained herein or in any other Transaction Document shall be true and correct in all material respects on and as of the Second Closing Date.  In addition to the foregoing, the Obligors hereby represent and warrant to the Purchaser that (i) since the Original Closing Date, no material default, breach or other violation has occurred under or with respect to any Material Contract (including, without limitation, the Existing Senior Secured Debt Documents), and (ii) no material default, breach or other violation shall arise under any Material Contract (including, without limitation, the Existing Senior Secured Debt Documents) as a result of the Obligors’ execution, delivery and performance of the New Senior Note, this Agreement and the other Transaction Documents, including, without limitation, the incurrence of indebtedness under the Existing Senior Debt Documents and the consummation of the Key Resources Acquisition.

H.Lien Searches. Purchaser shall have received UCC, tax, judgment and lien search results with respect to Key Resources and the “Seller” as defined under the Key Resources Acquisition Agreement, from all appropriate jurisdictions and filing offices as requested by the Agent, with results satisfactory to the Agent, together with executed originals of such termination statements, releases and cancellations of mortgages required by the Agent in connection with the removal of any Liens (other than Permitted Liens) against the assets of Key Resources and the assets and equity interests being acquired pursuant to the Key Resources Acquisition Agreement.

I.Secretary’s Certificates.  Purchaser shall have received a Secretary Certificate for the Company and Key Resources, together with attached copies of the certificate of formation, organization or jurisdictional equivalent of each such Person and all amendments thereto certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, together with the bylaws, operating agreement or equivalent document, in each case, certified by the relevant secretary or manager of such Person as of a recent date; and (b) good standing certificates or jurisdictional equivalent for each such Person, issued by the relevant Secretary of State and or equivalent governmental authority in which such Person is organized, in each case as of a recent date; (c) a copy of resolutions adopted by the governing board of the Company and each Subsidiary Guarantor (including the New Subsidiary Guarantor), authorizing the execution, delivery and performance of this Agreement, the New Senior Note (in the case of the Company), the Key Resources Acquisition Documents and other related transaction documents, which in the case of the New Subsidiary Guarantor shall include approval of this Agreement and all other Note Documents; and (d) specimen signatures of the officers or members of the Company and Key Resources executing the Agreement and the other Transaction Documents, certified as genuine by the relevant secretary or manager of such Person.  The Secretary Certificate of the Company shall attach and certify as true, correct and complete copies of all of the Key Resource Acquisition Documents.

J.Opinions. Purchaser shall have received a favorable legal opinion of North Carolina counsel to the Company covering such matters relating to the transactions contemplated hereby as Purchaser may reasonably request, and in form and scope reasonably satisfactory to Purchaser and its counsel.

K.Consummation of Key Resources Acquisition.  Substantially contemporaneously with the funding of the Second Purchase Price by the Purchaser, the Key Resources Acquisition shall have been consummated on the Second Closing Date in accordance with the Key Resources Acquisition Documents.

On the Second Closing Date, the Company hereby authorizes the Purchaser to deduct from the proceeds of the Second Advance, the commitment fee and the other fees and expenses as specified in Section 3(C) above of this Agreement, and to disburse the balance of the Second Advance as per the instructions set forth in the Second Pay Proceeds Letter.

7.Release.  The Obligors hereby remise, release, acquit, satisfy and forever discharge the Purchaser and its respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Purchaser of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had or now has against the Purchaser and its respective agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Purchaser (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising from, in connection with or in relation to any of the Transaction Documents (including this Agreement) through the date hereof; provided, that the foregoing clause shall not apply to a Releasee in the event of fraud or willful misconduct of the such Releasee.  Without limiting the generality of the foregoing, the Obligors waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Purchaser or other Releasees on or prior to the date hereof; provided, that the foregoing clause shall not apply to a Releasee in the event of fraud or willful misconduct of such Releasee.

8.This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmissions, e.g. .pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.This Agreement shall be deemed and shall constitute a “Note Document” and “Transaction Document” as such terms are defined in the Purchase Agreement. Except as modified and amended herein, the Purchase Agreement, the Security Agreement and the Pledge Agreement remain in full force and effect.

10.Additional Covenants.

(a)Commitment Fee Shares.  The Company hereby covenants and agrees that it shall issue to the Purchaser on the Second Closing Date one hundred ninety-two thousand (192,000) shares of the Company's Common Stock (the "New Commitment Fee Shares") as an additional closing commitment fee, which fee shall be fully earned on the Second Closing Date. Such shares shall be issued in the name of the Purchaser on the Second Closing Date and the related share certificate shall be delivered to the Purchaser not later than five (5) days after the Second Closing Date. The Commitment Fee Shares shall be evidenced by an original share certificate duly executed, and validly issued and delivered by the Company to the Purchaser, representing 192,000 shares of Common Stock of the Company (the “Shares”).  Such Share certificate shall contain any restrictive legend comparable to the legend in Section 6.13(e)(i) of the Purchase Agreement, provided however, the Company shall promptly cause such legend to be removed at any time that there is an effective registration statement covering the resale of such Shares. The Purchaser agrees that it shall return such Share certificate to the Company for its prompt inclusion of a restrictive legend comparable to the legend in Section 6.31(e)(i) if the Company provides written notice to the Purchaser that the registration statement referenced in Section 7.14 has ceased to be effective under applicable SEC rules and regulations. The Purchaser further agrees that (i) any sales of the Shares pursuant to an effective registration statement shall be made in accordance with the plan of distribution of such registration statement and (ii) shall comply with all prospectus delivery requirements.

(b)Delivery of Pledged Share Certificate and Stock Power re Key Resources.  The Company hereby covenants and agrees that not later than three (3) Business Days after the Second Closing Date, it shall deliver to Purchaser (i) an original stock certificate duly executed by Key Resources representing Monroe’s ownership of all of the outstanding shares of stock of Key Resources, and (ii) an original undated a stock transfer power executed in blank by Monroe, and in form and substance reasonably satisfactory to Purchaser.

11.Private Placement Representations.

Purchaser agrees that the Shares are being acquired for investment and that Purchaser will not offer, sell or otherwise dispose of the Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws. In addition, in connection with the issuance of the Shares, Purchaser specifically represents to the Company by acceptance or issuance of the Shares, as follows:

(a)Purchaser is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is acquiring the Shares for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Securities Act;

(b)Purchaser understands that the Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein;

(c)Purchaser further understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act; and

(d)Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

12.Grant and Reaffirmation of Security Interest.

(a)Consistent with the intent of the parties and in consideration of the accommodations set forth herein, as further security for the prompt payment in full of all Obligations, and without limiting any other grant of a Lien and security interest in any Security Document, New Subsidiary Guarantor hereby assigns and grants to Purchaser a continuing first priority Lien (subject to Permitted Liens) on and security interest in, upon, and to the now owned and hereafter acquired Collateral set forth on Exhibit A attached hereto and made a part hereof in which New Subsidiary Guarantor has rights.  New Subsidiary Guarantor hereby authorizes Purchaser to file UCC-1 financing statements against New Subsidiary Guarantor covering the Collateral owned by New Subsidiary Guarantor in such jurisdictions as Purchaser shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Purchaser hereunder.

(b)Each of the Company and the Original Subsidiary Guarantors confirms and agrees that:  (i) all security interests and liens granted to Purchaser continue in full force and effect, and (ii) all Collateral remains free and clear of any liens other than liens in favor of Purchaser and Permitted Liens.  Nothing herein contained is intended to impair or limit the validity, priority and extent of Agent’s security interest in and liens upon the Collateral.

13.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS).

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused this First Omnibus Amendment, Joinder and Reaffirmation Agreement to be duly executed by its authorized officers, and the Purchaser, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

COMPANY: STaffing 360 solutions, inc. By: ______________________ Name: Brendan Flood Title: President and Chief Executive Officer

SUBSIDIARY GUARANTORS:

FARO RECRUITMENT AMERICA, INC.

By: ______________________

Name: Brendan Flood

Title:   President and Chief Executive Officer

MONROE STAFFING SERVICES, LLC

By: ______________________

Name:  Brendan Flood

Title:    President and Chief Executive Officer

Staffing 360 Georgia, LLC

By: ______________________

Name:  Brendan Flood

Title:    President and Chief Executive Officer

LIGHTHOUSE PLACEMENT SERVICES, INC.

By: ______________________

Name:  David Faiman

Title:    Secretary and Treasurer

NEW SUBSIDIARY GUARANTOR:

KEY RESOURCES, INC.

By: ______________________

Name: Brendan Flood

Title:   President and Chief Executive Officer

PURCHASER:

JACKSON INVESTMENT GROUP, LLC

By: ______________________

Name:  Douglas B. Kline

Title:    Chief Executive Officer

Schedule 1

Additional Pledged Interests

Issuer	Certificate No.	Number of Shares Pledged	No. of Issued and Outstanding Shares of Issuer	Percentage of Such Class or Type	Pledgor
Key Resources, Inc.	2	500 shares of Common Stock of Issuer	500 shares of Common Stock of Issuer	100%	Monroe Staffing Services, LLC

EXHIBIT A

The Collateral consists of all of the New Subsidiary Guarantor’s assets, including without limitation, all of the New Subsidiary Guarantor’s (hereinafter referred to in this Exhibit as “Debtor”)

now existing or hereafter arising rights, titles and interests in, to or under the following types or items of property, whether now owned or hereafter existing or hereafter created, acquired or arising and wheresoever located, and all cash and non-cash proceeds thereof:

(i) all accounts;

(ii)  all chattel paper and instruments, including but not limited to the Intercompany Notes (as such term is defined in the Purchase Agreement);

(iii)  all general intangibles, including but not limited to all payment intangibles, contract rights and all Intellectual Property (as such term is defined in the Purchase Agreement);

(iv)  all letter-of-credit rights;

(v)  all inventory, including but not limited to raw materials, work in process and finished goods;

(vi) all equipment;

(vii) all fixtures;

(viii) all other goods;

(ix)  all investment property, Investment Instruments and Intermediated Securities;

(x)  all deposit accounts and securities accounts other than (A) accounts used exclusively for payroll, payroll taxes or other employee benefit or wage payments or (B) any fiduciary or trust account held exclusively for the benefit of an unaffiliated third party;

(xi)  all commercial tort claims to the extent described on Schedule 2 to the Security Agreement (as amended or supplemented from time to time);

(xii)  all money, cash and cash equivalents; and

(xiii)  all Proceeds of any of the above property.

Unless otherwise defined herein, all terms contained in this Exhibit shall have the meanings provided for by the Uniform Commercial Code as in effect in the State of New York to the extent the same are used or defined therein.